POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Vice President of AB InBev, the Corporate Secretary of AB InBev, any Assistant Corporate Secretary of AB InBev, the Secretary of Anheuser-Busch InBev Services, LLC, any Assistant Secretary of Anheuser-Busch InBev Services, LLC, Mr. John Blood, Mr. Alexandre Bueno, Ms. Christine Delhaye, Mr. Thomas Larson, Ms. Lauren Pratt, Ms. Ann Randon, Mr. Patrick Ryan and Mr. Jan Vandermeersch, and each of them, with full power to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign the registration statement of Anheuser-Busch InBev SA/NV on Form F-6 and any and all amendments thereto, including post-effective amendments, or to sign any and all amendments, including post-effective amendments, to the registration statement of Anheuser-Busch InBev SA/NV on Form F-6, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto any such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the date indicated next to her signature.

Date: 13 March 2024	By:	/s/ Michel Doukeris
Michel Doukeris Chief Executive Officer Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Fernando Tennenbaum
Fernando Tennenbaum Chief Financial Officer Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Martin J. Barrington
Martin J. Barrington Chairman of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Dr. Aradhana Sarin
Dr. Aradhana Sarin Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ M. Michele Burns
M. Michele Burns Member of the Board of Directors Anheuser-Busch InBev SA/NV
Date: 13 March 2024	By:	/s/ Sabine Chalmers
Sabine Chalmers Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Paul Cornet de Ways Ruart
Paul Cornet de Ways Ruart Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Claudio Garcia
Claudio Garcia Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Nitin Nohria
Nitin Nohria Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Paulo Alberto Lemann
Paulo Alberto Lemann Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:
Salvatore Mancusco Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Alejandro Santo Domingo Dávila
Alejandro Santo Domingo Dávila Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Dirk Van de Put
Dirk Van de Put Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Heloisa Sicupira
Heloisa Sicupira Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Grégoire de Spoelberch
Grégoire de Spoelberch Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Lynne Biggar
Lynne Biggar Member of the Board of Directors Anheuser-Busch InBev SA/NV

Date: 13 March 2024	By:	/s/ Alexandre Van Damme
Alexandre Van Damme Member of the Board of Directors Anheuser-Busch InBev SA/NV

[Anheuser-Busch InBev SA/NV — Power of Attorney]